EXHIBIT 99.2

Unaudited Pro Forma Combined Financial Information

The following unaudited pro forma combined statement of operations of QuadraMed Corporation (the “Company” or “QuadraMed”) for the year ended December 31, 2007 gives effect to the acquisition of substantially all of the Misys Hospital Systems, Inc. (“Misys” or “Seller”) Computerized Patient Record (“CPR”) assets and related business in the United States, Canada, United Kingdom and Saudi Arabia (the “CPR Business”), as if the transaction had occurred on January 1, 2007. The CPR Business’s statement of operations is for the nine months ended August 31, 2007, derived as described in note 1 of the Notes to Pro Forma Combined Statement of Operations and based on quarterly reporting periods associated with Seller’s May 31 fiscal year reporting. An unaudited pro forma balance sheet is not included as the combined assets and related liabilities of the CPR Business are included in the QuadraMed consolidated balance sheet as of December 31, 2007, which was included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission (“SEC”) on March 14, 2008.

The accompanying unaudited pro forma combined financial information reflects the Company’s acquisition of the CPR Business on September 23, 2007. In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations,” and SFAS No. 142, “Goodwill and Other Intangible Assets,” the Company used the purchase method of accounting for a business combination to account for the acquisition as well as the related accounting and reporting regulations for goodwill and other intangibles. Under the purchase method of accounting, the total purchase price, including direct acquisition costs, is allocated to the net assets and liabilities acquired based upon estimates of the fair value of those assets and liabilities. Any excess purchase price is allocated to goodwill. The preliminary allocation of the purchase price was based upon estimates of the fair value of the acquired assets and liabilities in accordance with SFAS No. 141.

The following unaudited pro forma combined financial statements of the Company have been prepared by management based on SEC regulations and are not intended to represent or be indicative of the consolidated results of operations that the Company would have reported had these transactions been completed as of the dates and for the periods presented, nor are they necessarily indicative of future results.

The unaudited pro forma combined financial information is presented for illustrative purpose only. The pro forma adjustments are based on available information and on certain assumptions described in the notes to the unaudited pro forma combined financial statements that the Company’s management believes are reasonable in the circumstances.

QuadraMed Corporation

Pro Forma Combined Statement of Operations

For the year ended December 31, 2007

(Unaudited)

		For the nine months ended August 31, 2007
	QuadraMed Corporation	CPR Business	Pro forma Adjustments	Note	Pro forma
Revenue
Services	$19,371	$9,000	$—		$28,371
Maintenance	59,892	8,724	—		68,616
Installation and other	12,328	303	—		12,631

Services and other	91,591	18,027	—		109,618
Licenses	41,628	2,435	—		44,063
Hardware	4,131	674	—		4,805

Total revenue	137,350	21,136	—		158,486

Cost of revenue
Cost of services and other revenue	36,737	11,483	—		48,220
Royalties and other	15,683	—	—		15,683
Amortization of acquired technology and capitalized software	1,090	1,310	—		2,400

Cost of license revenue	16,773	1,310	—		18,083
Cost of hardware revenue	3,722	602	—		4,324

Total cost of revenue	57,232	13,395	—		70,627

Gross margin	80,118	7,741	—		87,859

Operating expense
General and administration	18,275	4,859	—		23,134
Software development	32,390	4,535	—		36,925
Sales and marketing	18,057	1,220	—		19,277
Amortization of intangible assets and depreciation	3,468	986	543	A	4,997

Total operating expenses	72,190	11,600	543		84,333

Income (loss) from operations	7,928	(3,859)	(543)		3,527

Other income (expense)
Interest expense	(127)	(1,294)	1,294	B	(127)
Interest income	2,280	—	(1,810)	C	470
Other income, net	511	—	—		511

Other income, net	2,664	(1,294)	(516)		854

Income from continuing operations before income taxes	$10,592	$(5,153)	$(1,058)		$4,381
Benefit for income taxes	52,408	—	—		52,408

Net income (loss)	$63,000	$(5,153)	$(1,058)		$56,789
Preferred stock accretion and dividend premium	(6,032)	—	—		(6,032)

Net income (loss) attributable to common shareholders	$56,968	$(5,153)	$(1,058)		$50,757

Income per share
Basic	$1.29				$1.15
Diluted	$0.79				$0.71
Weighted average shares outstanding
Basic	44,061				44,061
Diluted	79,466				79,466

QuadraMed Corporation

Notes to Pro Forma Combined Statement of Operations

For the year ended December 31, 2007

1. BASIS OF PRESENTATION

The accompanying unaudited pro forma financial statements present the pro forma results of operations of QuadraMed and the CPR Business on a combined basis based on the historical financial information of each company and after giving effect to the acquisition of the CPR Business by QuadraMed. The acquisition was recorded using the purchase method of accounting.

The unaudited pro forma combined consolidated statement of operations for the year ended December 31, 2007 combines the historical results for QuadraMed and the CPR Business for the year ended December 31, 2007 (nine months ended August 31, 2007 for the CPR Business), as if the acquisition had occurred on January 1, 2007. The financial statements of the CPR Business were derived by removing the six months ended November 30, 2006 from the year ended May 31, 2007 and by adding the three months ended August 31, 2007. In the preparation of these unaudited pro forma consolidated financial statements, the purchase price consideration has been allocated on a preliminary basis to the fair value of the assets acquired and liabilities assumed based on management’s best estimates and taking into account all relevant information available at the time these unaudited pro forma consolidated financial statements were prepared. There were no intercompany eliminations or material differences in accounting policies between the Company and the CPR Business.

The Company has prepared the pro forma information based on SEC regulations and guidance. As required by such SEC regulations, the pro forma income statement included herein specifically does not include adjustments arising from synergies associated with the acquisition or the operations of either QuadraMed or the CPR Business. Instead, the pro forma income statement required to be presented by the SEC regulations focuses on the impact of the acquisition on the combined operations of the Company and the CPR Business as if each remained largely intact as stand-alone operations, and such pro forma income statement reflects only certain items related to the amortization of the newly acquired intangible assets, the loss of interest income on cash used to fund the acquisition, and the elimination of interest expense on debt in the financial statements of the CPR Business that was not assumed by QuadraMed. Therefore, the pro forma income statement presentation contained in this Current Report on Form 8-K does not purport to represent the future operations of the CPR Business as the Company might operate it as a part of the combined entity.

Management has spent considerable effort evaluating the CPR Business and has developed operating plans that differ from Misys’s operations of the CPR Business that produced the operating results included in these pro forma presentations. Consequently, the pro forma presentation in this Current Report on Form 8-K does not reflect management’s current operating plans.

2. PURCHASE PRICE

The total purchase price, including related acquisition costs of approximately $0.9 million, was approximately $33.9 million. The cash used by the Company to acquire the CPR Business came from the Company’s available cash and the conversion of short-term investments into cash.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition (in thousands):

Current assets acquired	$13,485
Property and equipment	755
Identifiable intangible assets	12,400
Goodwill	12,191
Current liabilities	(4,678)
Long term liabilities-capital lease obligation	(252)

Net Assets Acquired	$33,901

3. PRO FORMA ADJUSTMENTS

Note A:	Reflects the pro forma adjustments to amortization of intangible assets and the reduction of the CPR Business’s previous amortization of capitalized software as if the acquisition had occurred on January 1, 2007.

Note B:	Reflects the reduction of CPR Business interest expense related to Misys plc.

Note C:

Reflects the pro forma adjustments to interest income as if the acquisition had occurred on January 1, 2007 based on the average rate of return of the Company’s cash and investment assets during the period presented.

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